BY-LAWS
OF
ColorStars Group

(aNevadacorporation)

     Section1. PrincipalOffice. Theprincipaloffice for the transactionof thebusinessof the corporationis herebyfixed andlocatedat:

300 CenterAvenue, Suite 202

Bay City, Michigan 48708

The Board of Directors is herebygrantedfull power and authority to changesaid principal office from one location to another in said state. Any suchchangeshall be noted in the by-laws by the Secretary,opposite this section, or this sectionmay be amendedto statethe new location.

     Section2. OtherOffices. Branchor subordinateofficesmayatanytime be established bytheBoardof Directorsat anyplaceorplaceswherethe corporationis qualifiedto dobusiness orthebusinessof the corporationmayrequire.

ARTICLE II
MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. All annualmeetings of shareholdersand all other meetings of shareholdersshall be held either atthe principal office of the corporation or at any otherplace within or without the Stateof Nevada as may be designatedeither by the Board of Directors pursuantto authority hereinafter grantedto said Board or by the written consentof the shareholdersentitled to vote at suchmeeting holding at leasta majority of suchsharesgiven either before or after the meeting and filed with the Secretaryof the corporation.

     Section2. Annual Meetings. The annualmeetings of shareholdersshall be held on such date not lessthan sixty (60) nor more than one hundred twenty (120) days after the end of the corporation's lastpreceding fiscal year, asthe Board of Directors shall prescribe; provided, that if in any suchyear the annual meeting shall not have beenheld within suchperiod, then it shall be held at 10:00 a.m. on the first Tuesdayin the fifth month after the end of the corporation's last preceding fiscal year; provided, however, that should said day fall on a legal holiday, then any suchannual meeting of shareholdersshall be held at the sametime and place on the next day thereafterensuing which is a full businessday. Any suchannualmeeting may be held at any other time which may be designatedin a resolution by the Board of Directors or by the written consentof the shareholdersentitled to vote at suchmeeting holding at leasta majority of such shares. At suchannual meeting, directors shall be elected,reports of the affairs of the corporation shall be considered,and any otherbusinessmay be transactedwhich is within the powers of the shareholdersto transactand which may be properly brought before the meeting.

     Written notice of eachannualmeeting shall be given to eachshareholderentitled to vote, either personally or by mail or other meansof written communication, chargesprepaid, addressed to such shareholderathis addressappearing on the books of the corporation or given by him to the corporation for the purposeof notice. If a shareholdergives no address,notice shall be deemedto have been given him if sentby mail or othermeansof written communication addressedto the place where the principal office of the corporation is situated. All suchnotices shall be sentto eachshareholderentitled thereto not lessthan ten (10) nor more than sixty (60) daysbefore eachannual meeting.

     Section 3. Special Meetings. Special meetingsof the shareholdersfor anypurpose or purposes,unlessotherwise prescribed by statute,may be called at anytime by the President, or by resolution of the Board of Directors, or by one or more shareholdersholding not lessthan ten percent (10%) of the issuedand outstanding voting sharesof the corporation, or suchmeeting may be held at anytime without call or notice upon unanimous consentof the shareholders. Except in special caseswhere other expressprovision is made by statute,notice of suchspecial meetings shall be given in the samemannerand pursuantto the samenotice provisions as for annual meetings of shareholders. Notices or anyspecial meeting shall state, in addition to the place, day and hour of suchmeeting, the purpose or purposesof the meeting. Business transactedat any special meeting of shareholdersshall be limited to the purposesstated in the notice.

     Section4. List of ShareholdersEntitled to Vote. The officer who has chargeof the stock ledger of the corporation shall prepareandmake, at leastten (10) daysbefore everymeeting of shareholders,a complete list of the shareholdersentitled to vote at the meeting, arrangedin alphabetical order, and showing the addressof eachshareholderand the number of shares registered in the name of eachshareholder. Such list shall be opento the examination of any shareholderfor anypurpose germaneto the meeting during ordinary businesshours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, ifnot so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 5. Quorum. The holders of one-quarter(1/4) of the stock issued and outstanding and entitled to vote thereat, presentin person or representedby proxy, shall constitute a quorum at all meetings of the shareholdersfor the transactionof business,exceptasotherwise provided by statute or the Certificate of Incorporation of the corporation. When a quorum is presentat any meeting, a majority of the sharesrepresentedthereatand entitled to vote thereatshall decide any question brought before suchmeeting. The shareholderspresentat a duly called or held meeting at which a quorum is presentmay continue to do businessuntil adjournment, notwithstanding the withdrawal of enough shareholdersto leave lessthan a quorum.

     Section 6. YQ!illg. At eachmeeting of shareholderseachshareholderentitled to vote shall vote in person or by proxy and he shall have one (1) vote for eachsharestanding registered in his name atthe closing of the transferbooks for suchmeeting, or the record date fixed for such meeting by the Board of Directors, asthe casemay be, or standingregistered in his name at the time of suchmeeting if neither a date for the closing of the transferbooks nor a record date for suchmeeting has beenfixed by the Board of Directors.

     Section7. Consentof Absentees. The transactionof anymeeting of shareholders,either annual or special, however called and noticed, shall be asvalid asthough had at a meeting duly held after regular call andnotice, if a quorum be presenteither in person or by proxy, and if, either before or after the meeting, eachof the personsentitled to vote, not presentin person, or by proxy, signs a written waiver of notice, or a consentto the holding of suchmeeting, or an approval of the minutes thereof. All suchwaivers, consentsor approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. Action Without Meeting. Any action which, under anyprovisions of the laws of the Stateof Nevada or under the provisions of the Certificate of Incorporation or underthese by-laws may be taken at a meeting of the shareholders,may be taken without a meeting if a record or memorandumthereof be made in writing and signed by the holders of outstanding stock having not lessthan the minimum number of votes that would be necessaryto authorize or take the action at a meeting for suchpurpose,and suchrecord or memorandumbe filed with the Secretaryof the corporation and made a part of the corporaterecords.

     Section9. Proxies. Any shareholderentitled to vote or executeconsentsshall have the right to do so either in personor by one or more agentsauthorized by proxy. The appointment of a proxy shall be in writing and signed by the shareholderbut shall require no other attestationand shall be filed with the Secretaryof the corporation at or prior to the meeting. The termination of a proxy's authority by act of the shareholdershall, subjectto the time limitation herein setforth, be ineffective until written notice of the termination has beengiven to the Secretaryof the corporation. Unless otherwise provided therein, an appointment filed with the Secretaryshall have the effect of revoking all proxy appointmentsof prior date.

ARTICLE III
DIRECTORS

     Section 1. Powers. Subjectto limitations of the Certificate of Incorporation, of the bylaws and of the laws of the Stateof Nevada asto action to be authorized or approved by the shareholders,and subjectto the duties of directors asprescribed by the by-laws, all corporate powers shall be exercised by or underthe authority of, and the businessand affairs of the corporation shall be controlled by, the Board of Directors.

     Section2. Number. Election and Teml of Office. The number of directors which shall constitute the whole Board shall be not lessthan one (1) nor more than seven(7) and subsequently, suchnumber as may fixed from time to time by the Board of Directors. The directors shall be elected at eachannualmeeting of the shareholders;however, if any suchannual meeting is not held or the directors are not electedthereat,the directors may be elected at any special meeting of shareholdersheld for that purpose. All directors shall hold office until their respective successorsare elected.

     Section3. Vacancies.Vacanciesaswell asauthorizedbutunfilled boardpositionson theBoardof Directorsmaybefilled bya majorityof thedirectorsthenin office, thoughlessthan aquorum,or by a soleremainingdirector,andeachdirectorsoelectedshallhold office until his successoris electedatanannualor aspecialmeetingof theshareholders

     Section4. Removal. Exceptasotherwiseprovidedin theCertificateof Incorporation, By-Lawsor by statute,theentireBoardof Directorsor anyindividual directormayberemoved fromoffice with or withoutcausebyvoteof shareholdersholdinga majorityof theoutstanding sharesentitledto vote at anyannualor specialmeetingof shareholders.In casetheentireBoard or anyoneormoredirectorsbesoremoved,newdirectorsmaybeelectedatthesamemeetingof shareholders.

     Section5. Place of Meetings. Regular meetings of Board of Directors shall be held at anyplace within or without the Stateof Nevada as may be designatedfrom time to time by resolution of the Board of Directors or by the written consentof all members of the Board. In the absenceof suchdesignation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designatedor at the principal office.

     Section6. Regular Meetings. A regular annualmeetings of the Board of Directors for the purpose of election of officers of the corporation and the transactionof any other business coming before suchmeeting shall be held eachyear immediately following the adjournment of the annual shareholder'smeeting and no notice of suchmeeting to the elected directors shall be necessaryin order to legally constitute the meeting, provided a majority of the whole Board shall be present. If a majority of the Board shall not be present, then suchregular annual meeting may be held at suchtime asshall be fixed by the consent, in writing, of all of the directors. Other regular meetings of the Board may be held without notice at suchtime asshall from time to time be determined by the Board.

     Section 7. Special Meetings. Special meetings of the Board of Directors for anypurpose or purposesshall be called at anytime by the Presidentor, if he is absentor unable to act, by any Vice President or by anytwo directors upon three (3) days written notice. No businessshall be considered at any special meeting other than the purposesstated in the notice given to each director of the meeting, except upon the unanimous consentof all directors.

     Section8. Waiverof Notice. Any actiontakenor approvedat anymeetingof theBoard of Directors,howevercalledandnoticedor whereverheld,shallbe asvalid asthoughhadata meetingdulyheld afterregularcall andnotice,if a quorumbe presentandif, eitherbeforeor afterthemeeting,eachof thedirectorsnotpresentsignsa written waiverof notice,or a consent

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to theholdingof suchmeeting,or anapprovalof theminutesthereof. All suchwaivers,consents or approvalsshallbe filed with thecorporaterecordsormadeapartof theminutesof the meeting. If a directordoesnotreceivenoticeof ameeting,butattendsandparticipatesin the meeting,heshallbedeemedto havewaivednoticeof themeeting.

     Section9. Quorum. At all meetingsof theBoard,a quorumshall consistof a majorityof theentirenumberof directorsandtheactsof a majorityof thedirectorspresentshallbetheacts of theBoardof Directorsexceptasmaybeotherwisespecificallyprovidedby statuteor bythe Certificateof Incorporationof the corporationor bytheseby-laws.

     Section 10. Feesand Compensation. The Board of Directors may from time to time fix the compensationof directors for their services in that capacity. The compensationof a director may consist of an annual fee or a fee for attendanceat eachregular or special meeting of the Board or anymeeting of anycommittee of the Board of which such director is a member or a combination of feesof both types; provided, that nothing herein contained shall be construedto preclude any director from serving the corporation in any other capacity and receiving compensationtherefor. The Board may also provide for the reimbursementto any director of expensesincurred in attending anymeeting of the Board or anycommittee of the Board of which he is a member.

     Section 11. Action Without Meeting. Any action required or pennitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a majority of the members of the Board shall individually or collectively consentto such action by signing a written record or memorandumthereof. Suchrecord or memorandumshall have the same effect asa unanimous vote of the Board of Directors and shall be filed with the Secretaryof the corporation and made a part of the corporaterecords.

     Section 12. ParticiQation in Meetings by Telephone. Anyone or more members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by meansof conferencetelephone or similar communications equipment allowing all personsparticipating in the meeting to hear eachother atthe sametime. Participation by such meansshall constitute presencein person at a meeting.

ARTICLE IV
EXECUTIVE COMMITTEE

     Section1. Election. At theannualmeeting,or anyspecialmeetingof theBoardof Directors,theBoardmayif it deemsnecessary,actingby resolutionadoptedby a majorityof the numberof directorsfixed bytheseby-laws,electfrom their ownmembersanExecutive Committeecomposedof threeormorevotingmembers.

     Section2. Duties. The Executive Committee shall have all of the powers of the directors in the interim betweenmeetingsof the Board, exceptthe power to declaredividends and to adopt, amend or repeal the by-laws andwhere action of the Board of Directors is required by law.

It shallkeepregularminutesof its proceedingswhichshallbereportedto thedirectorsattheir nextmeeting.

     Section3. Meetings.TheExecutiveCommitteeshallmeetat suchtimesasmaybefixed bytheCommitteeor onthecall of thePresident.Noticeof thetime andplaceof themeeting shallbe givento eachmemberof theCommitteein the mannerprovidedfor thegiving of notice to membersof theBoardof Directorsof thetime andplaceof specialmeetingsof theBoardof Directors.

     Section4. Quorum and Voting. A majority of the membersof the Executive Committee shall constitute a quorum for the transactionof business. The act of the majority of the members of the Executive Committee presentat a meeting at which a quorum is presentshall be the act of the Executive Committee. At all meetingsof the Executive Committee, eachmember present shall have one (1) vote which shall be castby him in person.

     Section 5. Waiver of Notice. Any actions taken or approved at anymeeting of the Executive Committee, however called andnoticed or whereverheld, shall be asvalid asthough had at a meeting duly held after regular call andnotice, if a quorum be presentand if, either before or after the meeting, eachof the members not presentsigns a written waiver of notice or a consentto holding suchmeeting or an approval of the minutes thereof.

     Section6. Removal. TheentireExecutiveCommitteeor anyindividual memberthereof mayberemovedfromtheCommitteewith or withoutcauseby avoteof a majorityof thewhole Boardof Directors.

     Section7. Vacancies. The Board of Directors shall fill all vacancies in the Executive Committee which may occur from time to time.

     Section 1. Designation. The Board of Directors may, by resolution passedby a majority of the whole Board, designateone or more committees, in addition to the Executive Committee provided for in Article IV hereof, eachcommittee to consistof two or more of the directors of the corporation, which to the extentprovided in the resolution, shall have and may exercisethe powers of the Board of Directors in the managementof the businessand affairs of the corporation, exceptwhere action of the Board of Directors is required by law, and may authorize the sealof the corporation to be affixed to all paperswhich may require it. Suchcommittee or committees shall have suchname or namesas may be determined from time to time by resolution adopted by the Board of Directors.

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     Section2. Procedural Rules. Eachcommittee shall comply with the sameprocedural rules set forth in Sections3 through 8, both inclusive, of Article IV that are applicable to the Executive Committee.

ARTICLE VI
OFFICERS

     Section1. OfficersandOualifications.Theofficersof the corporationshallbea President,a Secretary,a TreasurerandsuchotherofficersastheBoardof Directorsmaydeem necessaryor advisable,includingbutnotlimited to a Chairmanof theBoard,aVice Chairmanof theBoard,anExecutiveVice President,oneormoreVice Presidents,oneormoreAssistant Secretaries,oneor moreAssistantTreasurers,andsuchotherofficersasmaybeappointedin accordancewith theprovisionsSection3 or Section5 of thisArticle. Onepersonmayhold two ormoreoffices.

     Section2. Election. The officers of the corporation, except suchofficers as may be appointed in accordancewith the provisions of Section3 or Section 5 of this Article, shall be chosenannually by the Board of Directors, and eachshall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successorshall be elected and qualified.

     Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Presidentto appoint, such other officers asthe businessof the corporation may require, each of whom shall hold office for suchperiod, have such authority and perform suchduties asare provided in the by-laws or asthe Board of Directors may from time to time determine.

     Section4. RemovalandResignation.Any officer mayberemoved,eitherwith or without cause,bytheBoardof Directors,atanyregularor specialmeetingthereof,or, exceptin caseof an officer chosenbytheBoardof Directors,by anyofficer uponwhom suchpowerof removalmaybeconferredbytheBoardof Directors.

     Section5. Vacancies.A vacancyin anyofficebecauseof death,resignation,removal, disqualificationor anyothercauseshallbe filled in the mannerprescribedin theby-lawsfor regularappointmentsto suchoffice.

     Section6. Dutiesof Officers. Thedutiesandpowersof theofficersof the corporation shallbe asfollows, andasshallhereafterbe setby resolutionof theBoardof Directors:

     Chairman of the Board. The Chairman of the Board shall have full voting rights and upon a tie vote, shall have the breaking castingvote on all matters and shall, if present,preside at all meetings of the Board of Directors and exerciseand perform such otherpowers and duties as may be from time to time assignedto him by the Board of Directors or prescribed by the by-laws.

     President.Subjectto suchpowersandduties,if any,asmaybeassignedbytheBoardof Directorsto theChairmanof theBoard,the PresidentshallbetheChiefExecutiveOfficerof the corporationandshall,subjectto thecontrolof theBoardof Directors,havegeneralsupervision, directionandcontrolof thebusinessandofficersof thecorporation.

     Vice President. In the absenceor disability of the President,the Vice Presidentsin order of their rank asfixed by the Board of Directors, shall perfonn all the duties of the Presidentand, when so acting, shall have all the powers of, andbe subjectto all the restrictions upon, the President. The Vice Presidentsshall have such otherpowers and perfonn such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws. The Board of Directors may designatesuchtitles as may be descriptive of their respective functions or indicative of their relative seniority.

     Secret~. TheSecretaryshallkeepor causeto bekept, attheprincipaloffice of the corporationor suchotherplaceastheBoardof Directorsmayorder,a bookof minutesof all meetingsof directorsandshareholders,with thetime andplaceof holding,whetherregularor special,and,if special,howauthorized,noticethereofgiven,thenamesof thosepresentat directors'meetings,the numberof sharespresentorrepresentedatshareholders'meetings,and theproceedingsthereof.

     The Secretaryshall keep, or causeto be kept, at the principal office of the corporation or atthe office of the corporation's transferagent,a shareledger, or a duplicate shareledger, showing the namesof the shareholdersand their addresses,the number and classesof sharesheld by each,the number and date of certificates issued for the same,and the number and date of cancellation of every certificate surrenderedfor cancellation.

     The Secretaryshall give, or causeto be given, notice of all meetings of the shareholders and of the Board of Directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safecustody. He shall also sign, with the President or Vice President, all contracts, deeds,licensesand other instruments when so ordered. He shall make suchreports to the Board of Directors as they may requestand shall also prepare suchreports and statements as arerequired by the laws of the Stateof Nevada and shall perform such other duties as may be prescribed by the Board of Directors or by the by-laws.

     The Secretaryshall allow any shareholder,on application, during nomlal businesshours, to inspectthe shareledger. He shall attendto suchcorrespondenceand perfoml such other duties as may be incidental to his office or as maybe properly assignedto him by the Board of Directors.

     The AssistantSecretaryor Secretariesshallperformthedutiesof the Secretaryin thecase of his absenceor disabilityandsuchotherdutiesasmaybe specifiedbytheBoardof Directors.

     Treasurer.The Treasurershallkeepandmaintain,or causeto be keptandmaintained, adequateandcorrectaccountsof thepropertiesandbusinesstransactionsof thecorporation,

including accountof its assets,liabilities,receipts,disbursements,gains,losses,capital,surplus andshares.Thebooksof accountshallatall reasonabletimesbe opento inspectionby any director.

     The Treasurershall deposit all monies and other valuables in the name and to the credit of the corporation with suchdepositories may be designatedby the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall renderto the Presidentand directors, whenever they requestit, an accountof all of his transactionsas Treasurerand of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

     TheAssistantTreasureror Treasurersshallperfonnthedutiesof the Treasurerin the eventof his absenceor disabilityandsuchotherdutiesastheBoardof Directorsmaydetennine.

     Section7. Delegation of Duties. In caseof the absenceor disability of any officer of the corporation or for any other reasonthat the Board of Directors may deemsufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate,for the time being, the powers or duties, or any of them, of suchofficer to any other officer or to any director.

ARTICLE VII
SHARES OF STOCK

     Section 1. Certificates of Stock. A certificate or certificates sharesof capital stock of the corporation shall be issuedto eachshareholderwhen any suchsharesare fully paid, showing the number of the sharesof the corporation standing on the books in his name. All suchcertificates shall be signed by the Presidentor a Vice Presidentandthe Secretaryor an Assistant Secretary, or be authenticatedby facsimiles of the signaturesof the Presidentand Secretaryor by a facsimile of the signatureof the Presidentand a written signatureof the Secretary or an Assistant Secretary. Every certificate authenticatedby a facsimile of a signature must be countersigned by a transfer agentor transfer clerk. Even though an officer who signed, or whose facsimile signaturehas beenwritten, printed or stampedon, a certificate for sharesshall have ceasedby death, resignation or otherwise to be an officer of the corporation before suchcertificate delivered by the corporation, suchcertificate shall be asvalid asthough signed by a duly elected, qualified and authorized officer, if it be countersignedby a transfer agentor transfer clerk and registered by an incorporated bank or trust companyasregistrar of transfer. Suchcertificates shall also be numbered,

     Section2. Recordof Shareholders:Transferof Shares.Thereshallbe keptatthe registeredoffice of the corporationarecordcontainingthenamesandaddressesof all shareholdersof thecorporation,thenumberandclassof sharesheldby eachandthedateswhen theyrespectivelybecametheownersof recordthereof;provided,however,thattheforegoing shallnotberequiredif the corporationshallkeepatits registeredoffice a statementcontaining thenameandpostoffice address,includingstreetnumber,if any,of thecustodianof suchrecord.

Duplicatelists maybe keptin suchotherstateor statesasmay,fromtime to time,bedetermined

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by theBoard. Transfersof stockof thecorporationshallbemadeonthebooksof the corporation only uponauthorizationbytheregisteredholderthereofor byhis attorneylawfully constitutedin writing andon surrenderandcancellationof acertificateorcertificatesfor alike numberof sharesof thesameclassproperlyendorsedor accompaniedbya dulyexecutedproof of authenticityof thesignaturesasthe corporationorits transferagentsmayreasonablyrequire.

     Section 3. Fixing Record Date. In order that the corporation may determine the shareholdersentitled to notice of or to vote at anymeeting of the shareholdersor any adjournment thereof, or to expressconsentto corporate action in writing without a meeting, or entitled to receive paymentof anydividend or other distribution or allotment or anyrights, or entitled to exercise anyrights in respectof anychange,conversion or exchangeof stock or for the purpose of any other lawful action, the Board of Directors may fix in advance,a record date, which shall not be more than sixty (60) nor lessthan ten (10) daysbefore the dateof such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholdersshall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section4. RegisteredShareholders. The corporation shall be entitled to recognize the holder of record of any shareor sharesof stock asthe exclusive owner thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in suchshareson the part of any otherperson, whether or not it shall have expressor other notice thereof, except asotherwise provided by law.

     Section5. LostCertificates.Exceptashereinafterin this sectionprovided,no new certificatefor sharesshallbeissuedin lieuof anold oneunlessthe latteris surrenderedand canceledatthesametime. TheBoardof Directorsmay,however,in caseanycertificatefor sharesis lost,stolen,mutilatedor destroyed,authorizetheissuanceof a newcertificatein lieu thereof,uponsuchtermsandconditionsincludingindemnificationof the corporationreasonably satisfactoryto it, astheBoardshalldetermine.

     Section6. Regylations:AQQointmentof TransferAgentsandRegistrars.TheBoardmay makesuchrulesandregulationsasit maydeemexpedientconcerningtheissuance,transferand registrationof certificatesfor sharesof stock. It mayappointoneormoretransferagentsor registrarsof transfers,orboth,andmayrequireall certificatesof stockto bearthesignatureof eitherorboth.

     Section7. TreasuryShares.Treasuryshares,or othersharesnot atthetime issuedand outstanding,shallnot, directlyor indirectly,bevotedatanymeetingof theshareholders,or countedin calculatingtheactualvoting powerof shareholdersat anygiventime.

     Section8. FractionalShares.The corporationshallnotberequiredto issue certificatesrepresentinganyfractionor fractionsof ashareor sharesof anyclass,but may issuein lieuthereof,oneormorescriptcertificatesin suchform or formsasshallbe approved by the Board of Directors, eachrepresentinga fractional interest in respectto one share. Such script certificates, upon presentationtogether with similar script certificates representing in the aggregatean interest in respectof one or more full shares, shall entitle the holder thereof to receive one or more full sharesof the class and series,if any, specified in such script certificate.

     Unless otherwise provided by the tenIls of the script certificate, eachscript certificate shall entitle the holder thereof to receive dividends, to participate in the distribution of corporate assetsin the eventof the corporation's liquidation, andto vote the fractional sharesin person or by proxy.

ARTICLE VIII
MISCELLANEOUS

     Section1. FiscalYear. Thefiscalyearof the corporationshallbethecalendaryear unlessotherwisedeterminedbytheBoard.

     Section3. InsRectionofCo!:QorationRecords.Theshareledgeror duplicateshare ledger,thebooksof account,copyof theby-lawsasamendedcertifiedbytheSecretary,and minuteof proceedingsof theshareholdersanddirectorsandof theExecutiveCommitteeand othercommitteesof theBoardof Directorsshallbe opento inspectionuponthewrittendemand of anyshareholderor holderor astheholderof avoting trustcertificateandshallbeexhibitedat anytime whenrequiredbythedemandoften percent(10%)of thesharesrepresentedatany shareholders'meeting. Suchinspectionmaybemadein personor by an agentor attorneyand shallincludethe rightto makeextracts.Demandof inspectionotherthanata shareholders' meetingshallbemadein writing uponthePresident,Secretaryor AssistantSecretaryof the corporation.

     Section4. Dividends. Dividendsuponthesharesof thecapitalstockof the corporation maybe declaredandpaid,whenearned,to the extentpermittedbythelawsof the Stateof NevadabytheBoardof Directorsin their discretionat anyregularor specialmeeting. Dividends maybepaid in cash,in property,or in sharesof capitalstock.

ARTICLE IX
NOTICES

     Section1. Fonnof Notices. Whenever,undertheprovisionsof theseby-laws,noticeis requiredto be givento anydirector,officer or it shallnotbeconstruedto mean personalnotice,but suchnoticemaybe givenin writing, bymail, bydepositingthesamein the United StatesMail in apostpaidsealedwrapper,addressedto suchdirector,officer or shareholderat suchaddressasappearsonthebooksof thecorporation,or, in defaultof other address,to suchdirector,officer or shareholderatthegeneralpostoffice in the city wherethe corporation'sprincipaloffice for thetransactionof businessis located,andsuchnoticebe deemedto be givenatthetime whenthesameshallbethusmailed.

     Section2. Waiverof Notice. Any shareholder,directoror officer maywaive anynotice requiredto be givenundertheseby-lawsbya writtenwaiversignedbytheperson,orpersons, entitledto suchnotice,whetherbeforeor afterthetime statedtherein,andsuchwaivershallbe deemedequivalentto theactualgiving of suchnotice.

ARTICLE X
AMENDMENTS

     Section 1. Who May Amend. Theseby-laws may be amended,altered, changed or repealed by the affirmative vote of a majority of the sharesissuedand outstanding, and entitled to vote thereat, at anyregular or special meeting of the shareholdersif notice of the proposed amendment,alteration, changeor repealbe contained in the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors at anyregular or special meeting of the Board of Directors; provided, however, that the Board of Directors shall have no power to adopt, amend or alter anyby-laws fixing their number, qualifications, classifications, term of office or the right of the shareholdersto remove them from office.

ARTICLE XI
INDEMNIFICATION

     Section1. Indemnificationof Officers.Directors.EmployeesandAgentsof the Comoration. The corporationshallindemnifyits officers,directors,employeesandagentsto the extentpermittedbytheNevadaRevisedStatutes.

     Section 2. Nonexclusive Indemnification. The indemnification provided by this Article XI shall not be deemedexclusive of any otherrights to which those seeking indemnification may be entitled under any agreement,vote of shareholdersor disinteresteddirectors otherwise, both as to action in his official capacityand asto action in anothercapacitywhile holding suchoffice, and shall continue asto a personwho hasceasedto be a director, officer, employee or agentand shall inure to the benefit of the heirs, executorsand administrators of sucha person.

     Section3. Insurance.The corporationshallhavepowerto purchaseandmaintain insuranceonbehalfof anypersonwho is orwasadirector,officer, employeeor agentof the corporation,or is orwasservingatthe requestof thecorporationasadirector,officer, employee or agentof anothercorporation,partnership,joint venture,trustor otherenterpriseagainstany liability assertedagainsthim andincurredby him in anysuchcapacity,or arisingoutof his status assuch,whetheror notthe corporationwould havethepowerto indemnifyhim againstsuch liability undertheprovisionsof this Article XI.

     Section4. Constituent Comoration. For the purposesof this Article, referencesto "the corporation" include all constituent corporations absorbedin a consolidation or merger aswell as the resulting or surviving corporation so that any personwho is or was a director, officer, employee or agentof sucha constituent corporation or is or was serving at the requestof such constituent corporation asa director, officer, employee or agentof anothercorporation, partnership, joint venture, trust or other enterpriseshall stand in the sameposition underthe provisions of this Article XI with respectto the resulting or surviving corporation ashe would if he had servedthe resulting or surviving corporation in the samecapacity.

APPROVAL OF DIRECTORS

     Theforegoingby-lawswerereadanddiscussed,sectionbysection,bythedirectors,who haveauthorityto adoptby-lawswhichshallremaineffectiveuntil legallyamendedorrepealed.

Following suchdiscussion,theyweredulyapprovedatameetingheld onNovember3,2005.

Wei-Rur Chen(a.k.a. Jimmy Chen
President& CEO

Mei-	\	/JJ'
"~	-,	It	(M ((,'\,
Mei- Ying Ch		(a.k.a. EasterChili)

Secretary& Treasurer

Li-Chang tlSU~.k.a. David Hsu)
Director V